EXHIBIT 99-1

CERTIFICATION OF WILLIAM BELZBERG, CHIEF EXECUTIVE OFFICER OF

WESTMINSTER CAPITAL, INC.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q/A (the “Form 10-Q/A”) for the quarter ended September 30, 2002 of Westminster Capital, Inc. (the “Issuer”).

I, William Belzberg, the Chief Executive Officer of Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q/A fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: February 6, 2003,

By	/s/ William Belzberg
William Belzberg, Chairman of the Board of Directors and Chief Executive Officer

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